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                                                                      EXHIBIT 11

                       LANDRY'S SEAFOOD RESTAURANTS, INC.

         STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE--DILUTED

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
                                                  Year Ended December 31,
                                             ----------------------------------
                                                1998        1997        1996
                                             ----------  ----------- ----------
Net Income (Loss)........................... $ (329,578) $27,430,044 $1,505,573
                                             ==========  =========== ==========
Weighted Average Common Shares Outstanding.. 29,400,000 25,518,000 23,360,000 Common Stock Equivalents--Stock Options
 (Diluted)..................................    500,000    1,082,000    740,000
                                             ----------  ----------- ----------
Weighted Average Common and Common
 Equivalent Shares Outstanding--(Diluted)... 29,900,000   26,600,000 24,100,000
                                             ==========  =========== ==========
Net Income (Loss) Per Share-(Diluted)....... $    (0.01) $      1.03 $     0.06
                                             ==========  =========== ==========
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